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                                                                   Exhibit 4.2.2

            FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AGREEMENT

            FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AGREEMENT (this "First Amendment"), dated as of September 3, 2004, among, TEXAS GENCO HOLDINGS, INC., a Texas corporation (the "Parent"), TEXAS GENCO GP, LLC, a Texas limited liability company ("Genco GP"), TEXAS GENCO LP, LLC, a Delaware limited liability company ("Genco LP"), TEXAS GENCO SERVICES, LP, a Texas limited partnership ("Genco Services"), TEXAS GENCO, LP, a Texas limited partnership (the "Borrower"), the undersigned lenders party to the Credit Agreement referred to below (the "Continuing Lenders") and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below immediately prior to the First Amendment Effective Date referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Parent, Genco GP, Genco LP, Genco Services, the Borrower, various lenders (the "Lenders"), the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of December 23, 2003 (the "Credit Agreement")

            WHEREAS, the Borrower and the Collateral Agent are parties to a Pledge Agreement, dated as of December 23, 2003 (the "Pledge Agreement");

            WHEREAS, the parties hereto wish to effect the agreements and amendments herein provided; and

            WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto agree as follows:

I. Amendments to the Credit Agreement as at the First Amendment Effective Date

            1. The first paragraph of the Credit Agreement is hereby amended by deleting said paragraph in its entirety and inserting the following paragraph in lieu thereof:

            "CREDIT AGREEMENT, dated as of December 23, 2003, among TEXAS GENCO HOLDINGS, INC., a Texas corporation (the "Parent"), TEXAS GENCO GP, LLC, a Texas limited liability company ("Genco GP"), TEXAS GENCO LP, LLC, a Delaware limited liability company ("Genco LP"), TEXAS GENCO SERVICES, LP, a Texas limited partnership ("Genco Services") TEXAS GENCO, LP, a Texas limited partnership (the "Borrower"), the Lenders from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent, CITIBANK, N.A., as Syndication Agent and COMPASS BANK, as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined."

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            2. Section 2.01(c) of the Credit Agreement is hereby amended by inserting the following proviso at the end of clause (ii) of said Section:

            "; provided, that subject to Section 4.02(d), each South Texas Letter of Credit may have an expiry date occurring no later than the date occurring 360 days after the Maturity Date"

            3. Section 2.01(c) of the Credit Agreement is hereby further amended by inserting the new sentence at the end of said Section:

            "(d) Notwithstanding anything to the contrary contained in this Agreement, any Security Document or any other Credit Document (i) subject to the provisions of Section 13.20, each of the covenants, agreements and Obligations of the Credit Parties contained in each Credit Document and
      (ii) the participations of each Lender in each Letter of Credit purchased by such Lender pursuant to Section 2.04, shall, in each case, remain in full force and effect until the expiration or termination of such Letter of Credit in accordance with its terms."

            4. Section 4.02 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end of said Section:

            "(d) If any Letter of Credit is outstanding on the Maturity Date which has an expiry date later than the Maturity Date (or which, pursuant to its terms, may be extended to a date later than the Maturity Date) (all such Letters of Credit outstanding on the Maturity Date, the "Continuing Letters of Credit" and each, a "Continuing Letter of Credit"), the Borrower shall, on or prior the Maturity Date, (i) pay to each Issuing Lender which has issued any Continuing Letter of Credit an amount of cash equal to 105% of the aggregate Stated Amount of all Continuing Letters of Credit issued by such Issuing Lender to be held as security for all Obligations of the Borrower to such Issuing Lender in respect of such Continuing Letters of Credit in a cash collateral account to be established by, and under the sole dominion and control of, the respective Issuing Lender in accordance with the applicable Cash Collateral Agreement, (ii) enter into a Cash Collateral Agreement with each such Issuing Lender and take all other actions as may be reasonably requested by such Issuing Lender in connection with the foregoing and (iii) deliver to each such Issuing Lender an opinion from Baker Botts LLP covering (x) the creation and perfection of the security interests granted under the respective Cash Collateral Agreement and (y) and such other matters incidental to the transactions contemplated hereby as such Issuing Lender may reasonably request."

            5. Section 7.12(b) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following sentence in lieu thereof:

            "At the time of the granting of any security interests pursuant to the Indenture the Borrower and/or such entity surviving the merger

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      contemplated by the Genco LP Division, as the case may be, has good and marketable title to all Indenture Collateral referred to therein free and clear of all Liens (other than Permitted Liens)."

            6. Section 8.12 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section
8.12 in lieu thereof:

      "Section 8.12 Future Guarantors. Each of the Credit Parties shall and shall cause each of its Subsidiaries to promptly upon any Person becoming a direct or indirect Subsidiary of the Parent to become a guarantor under the Guaranty by executing an accession agreement in respect of this Agreement in form and substance reasonably satisfactory to the Administrative Agent, provided that (x) no such Subsidiary that is not a Domestic Subsidiary shall be required to become a guarantor under the Guaranty, unless such Subsidiary shall at such time guarantee any Indebtedness of the Parent or any Domestic Subsidiary and (y) STP Nuclear Operating Company shall not be required to become a guarantor under the Guaranty."

            7. Section 9 of the Credit Agreement is hereby amended by inserting the following new Section 9.10:

      "Section 9.10 Modifications to the Transaction Agreement. The Credit Parties shall not, and shall not permit, any modification or amendment to the Transaction Agreement which could reasonably be expected to (x) have a material adverse effect on the ability of any Credit Party to perform its payment obligations (including, without limitation, any obligations to post cash collateral pursuant to Section 4.02(d)) under this Agreement or any other Credit Document to which it is a party or (y) impair the rights of the Collateral Agent or the Lenders in the Collateral or the perfection or priority of the security interests granted or purported to be granted therein pursuant to the Security Documents."

            8. Section 10.03 of the Credit Agreement is hereby amended by inserting the reference "Section 4.02(d)" immediately after the text "covenant or agreement contained in" appearing in said Section.

            9. Section 11 of the Credit Agreement is hereby amended by deleting the definitions of "Agents", "Applicable Commitment Commission Percentage" and "Applicable Margin", "Bond", "Issuing Lender", "Lead Arranger", "Maturity Date" and "Security Documents" in their entirety and inserting the following new definitions of in lieu thereof:

            "Agents" shall mean and include (i) the Administrative Agent, (ii) the Collateral Agent, (iii) for the purposes of Section 12 only, the Documentation Agent and the Syndication Agent and (iv) for purposes of Sections 12, 13.01, 13.12 and 13.15 only, the Joint Lead Arrangers.

            "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean (x) with respect to Commitment Commission, a percentage

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      per annum equal to 0.25% and (y) with respect to Loans maintained as (i)
      Eurodollar Loans, (a) at all times prior to the date upon which the requirements of Section 4.02(d) have been satisfied to the reasonable satisfaction of the Lenders, a percentage per annum equal to 1.00% and (b) at all times after the date upon which the requirements of Section 4.02(d) have been satisfied to the reasonable satisfaction of the Lenders, a percentage per annum equal to 0.50% and (ii) Base Rate Loans, a percentage per annum equal to 0.0%.

            "Bond" shall mean the bond in the original principal amount of the Total Commitment as in effect on the First Amendment Effective Date issued under the Indenture and pledged pursuant to the Pledge Agreement.

            "Issuing Lender" shall mean (x) solely in respect of the South Texas Letters of Credit, each of (i) DBAG for up to an aggregate Stated Amount with respect to all South Texas Letters of Credit issued by DBAG equal to 50% of all South Texas Letters of Credit and (ii) Citibank for up to an aggregate Stated Amount with respect to all South Texas Letters of Credit issued by Citibank equal to 50% of all South Texas Letters of Credit, (y) in respect of all Letters of Credit (other than the South Texas Letters of Credit), Compass for up to an aggregate Stated Amount equal to the difference of Total Commitment and the aggregate Stated Amount of all South Texas Letters of Credit and (z) any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2 (which, in each case, for purposes of this definition shall also include any respective banking affiliate of DBAG, Citibank, Compass and such other Lender). It being understood and agreed that on the First Amendment Effective Date the sole Issuing Lenders are DBAG, Citibank and Compass (and their respective banking affiliates).

            "Joint Lead Arrangers" shall mean Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., in their capacity as Joint Lead Arrangers.

            "Maturity Date" shall mean the earlier of (x) date occurring 180 days after the First Amendment Effective Date and (y) the Non-STP Acquisition Date.

            "Security Documents" shall mean (subject to Section 13.20), the Indenture and any supplemental indenture issued to the Administrative Agent in connection with the Bond, the Bond, Pledge Agreement, each Cash Collateral Agreement, and each other collateral document or instrument entered into pursuant to Section 5.05 or 8.11, if any, in each case as and when delivered in accordance with this Agreement as same may be amended, modified or supplemented from time to time in accordance with the terms thereof and/or hereof.

            10. Section 11 of the Credit Agreement is hereby further amended by adding the following definitions in such Section in their appropriate alphabetical order:

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            "Citibank" shall mean Citibank, N.A., in its individual capacity.

            "Cash Collateral Agreement" shall mean a cash collateral agreement substantially in the form of Exhibit J.

            "Compass" shall mean Compass Bank, in its individual capacity.

            "Continuing Letter of Credit" shall have the meaning provided in
      Section 4.02(d).

            "First Amendment Effective Date" shall mean the date upon which the First Amendment to this Agreement, dated September 3, 2004 becomes effective in accordance with its terms.

            "Genco LP Division" shall have the meaning provided in the Transaction Agreement.

            "Genco LP Division Date" shall mean the earlier of (x) date upon which the Genco LP Division is consummated in accordance with the Transaction Agreement and (y) the date upon which Non-STP Assets are no longer owned by the Borrower.

            "Highest Lawful Rate" shall mean, with respect to each Lender, the Administrative Agent and the Documentation Agent, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan or on other amounts, if any, due to such Person pursuant to this Agreement or any other Credit Document under applicable law. "Applicable law" as used in this definition means, with respect to each Lender, the Administrative Agent and the Documentation Agent, that law in effect from time to time that permits the charging and collection by such Person of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated under the laws of Texas.

            "Non-STP Acquisition" shall have the meaning provided in the Transaction Agreement.

            "Non-STP Acquisition Date" shall mean the earlier of (x) the date upon which the Non-STP Acquisition is consummated in accordance with the terms of the Transaction Agreement and (y) the date upon which Non-STP Assets are no longer owned by any Credit Party.

            "Non-STP Assets" shall have the meaning provided in the Transaction Agreement.

            "Overnight Bridge Loan" shall have the meaning provided in the Transaction Agreement.

            "Public Company Merger" shall have the meaning provided in the Transaction Agreement.

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            "Repurchase" shall have the meaning provided in Section 13.18.

            "South Texas Letter of Credit" shall mean each Letter of Credit issued by (x) DBAG (in its capacity as an Issuing Lender) and (y) Citibank (in its capacity as an Issuing Lender), in each case, in connection with the Borrower's acquisition of an increased ownership interest in the South Texas Project; provided that (i) the aggregate Stated Amount of all South Texas Letters of Credit shall not exceed $189,500,000 and (ii) neither DBAG nor Citibank shall be required to issue a South Texas Letter of Credit in a Stated Amount exceeding 50% of the aggregate Stated Amount of all such South Texas Letters of Credit as provided in clause (i) of this proviso. For the avoidance of doubt, it is understood that nothing contained in this definition shall be deemed to increase the Commitments of DBAG or Citibank or limit or modify the provisions contained in Section 2.01(c) or the definition of Issuing Lender.

            "South Texas Project" shall mean the South Texas Project Nuclear Electric Generating Station.

            "Syndication Agent" shall mean Citibank in its capacity as Syndication Agent.

            "Transaction Agreement" shall mean that certain Transaction Agreement, dated as of July 21, 2004, among CenterPoint Energy, Utility Holding, LLC, NN Houston Sub, Inc., the Parent, HPC Merger Sub, Inc. and GC Power Acquisition LLC and shall include all exhibits thereto, in each case, as previously delivered to the Lenders and as may be amended from time to time in accordance with the terms thereof and with the terms of this Agreement.

            11. The definition of the term "Permitted Liens" appearing in
Section 11 of the Credit Agreement is hereby amended by deleting the amount "$250,000,000" appearing therein and inserting the amount "$425,000,000" in lieu thereof.

            12. Section 12.01 of the Credit Agreement is hereby amended by deleting the first sentence thereof and inserting the following text in lieu thereof.

            "The Lenders hereby designate (i) DBAG as Administrative Agent and Collateral Agent to act as specified herein and in the other Credit Documents, (ii) Compass Bank as Documentation Agent, (ii) Citibank, N.A., as Syndication Agent and (iii) Deutsche Bank Securities, Inc. and Citigroup Global Markets Inc. as Joint Lead Arrangers, in each case to act as specified herein and in the other Credit Documents."

            13. Section 12.10 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section
12.10 in lieu thereof:

            12.10 Documentation Agent; Syndication Agent. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall impose on either the Documentation Agent, in such capacity or the Syndication Agent, in such capacity, any duties or obligations.

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            14. Section 13.02 of the Credit Agreement is hereby amended by inserting the text "or its Affiliates" immediately after the text "any time held or owing by such Lender" appearing in said Section.

            15. Section 13 of the Credit Agreement is hereby amended by adding the following new Sections 13.17, 13.18, 13.19, 13.20 and 13.21 at the end of said Section:

            "Section 13.17 Genco LP Division. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, the Continuing Lenders hereby agree that the Genco LP Division shall be permitted in accordance with the terms and conditions contained in the Transaction Agreement; provided that on or prior to the Genco LP Division Date, the following conditions shall have been satisfied, in each case, to the reasonable satisfaction of the Lenders:

            (a) (i) Texas Genco, LP shall survive the merger contemplated by the Genco LP Division, (ii) at no time shall the Credit Agreement or any other Credit Document cease to be in full force and effect as to Texas Genco, LP, (iii) the Credit Agreement and each other Credit Document shall remain in full force and effect as to the Borrower (after giving effect to such merger);

            (b) each surviving entity of the merger contemplated by the Genco LP Division (other than the Borrower) shall (i) pursuant to documentation in form and substance reasonably satisfactory to the Lenders, become a party to the Credit Agreement as a Guarantor thereunder and expressly agree to assume all obligations and liabilities of a Guarantor thereunder (including, without limitation, the Guaranteed Obligations) and under each of the other Credit Documents and (ii) take all actions and deliver all documents, agreements and opinions reasonably requested by the Lenders in connection with the assumption of such obligations and liabilities including, without limitation, those actions and documents described in
      Section 5 of the Credit Agreement, as if such Person were a Guarantor on the Effective Date;

            (c) the requirements and conditions contained in the Indenture in connection with the Genco LP Division and the merger contemplated thereby (including, without limitation, Articles Twelve and Thirteen thereof) shall have been satisfied in all material respects in accordance therewith and no such requirement or condition shall have been waived without the express written consent of the Lenders;

            (d) the Administrative Agent shall have received evidence of the completion of all other recordings and filings of, or with respect to, the Indenture as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to effectively to create a valid and enforceable first priority mortgage Lien (subject to Permitted Liens) and otherwise perfect the security interests purported to be created by the Indenture (after giving effect to the Genco LP Division); and

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            (e) the Administrative Agent and the Lenders shall have received a copy of the opinions of Baker Botts LLP and the Deputy General Counsel of CenterPoint Energy issued to the Trustee in connection with any actions contemplated by the Genco LP Division and a reliance letter addressed to the Administrative Agent and each of the Lenders in respect of each such opinion.

            Section 13.18 Public Company Merger. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, the Continuing Lenders hereby agree that the Public Company Merger and the payments made in connection with the repurchase (the "Repurchase") of any outstanding Common Stock of the Parent shall be permitted in accordance with the terms and conditions contained in the Transaction Agreement; provided that (i) the Parent shall survive the Public Company Merger (and there shall be no other surviving entity of such merger), (ii) at no time shall the obligations of the Parent under the Guaranty cease to be in full force and effect, (iii) the Guaranty and each other Credit Document shall remain in full force and effect as to the Parent (after giving effect to such merger), (iv) the Overnight Bridge Loans constitute the unsecured Indebtedness of the Parent guaranteed by the Parent's Domestic Subsidiaries (which guaranty shall not be secured), (v) all payments in respect of the Repurchase shall be made solely from the proceeds of the Overnight Bridge Loan, the proceeds of the Non-STP Acquisition and/or the cash on hand of the Parent and its Subsidiaries and (vi) the Overnight Bridge Loans shall only be repaid with a portion of the proceeds of the Non-STP Acquisition in accordance with Section 2.3(c) of the Transaction Agreement.

            Section 13.19 Non-STP Acquisition. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document and subject to the definition of Maturity Date, the Lenders hereby agree that the Non-STP Acquisition shall be permitted in accordance with the terms and conditions contained in the Transaction Agreement, provided that concurrently with or prior to the Non-STP Acquisition Date, (i) all of the requirements of Section 4.02(d) have been satisfied to the reasonable satisfaction of the Lenders and (ii) the Total Commitment shall have been terminated, no Revolving Note, Loan, Unpaid Drawing or any Letter of Credit which has not been cash collateralized to the reasonable satisfaction of the Lenders in accordance with Section 4.02(d) is outstanding and all other Obligations (other than indemnities described in Section 13.13, and any other indemnities set forth in any other Credit Document which survive the termination of the Total Commitment, in each case which are not then due and payable) shall have been paid in full in cash.

            Section 13.20 Termination of the Guaranty, the Pledge Agreement and Certain Covenants and Events of Default Upon Cash Collateralization. The Lenders hereby agree that, notwithstanding anything to the contrary contained in this Agreement or any other Credit Document and without limiting any other provision of this Agreement, upon the satisfaction of the requirements contained in Section 4.02(d) to the reasonable satisfaction of the Lenders:

            (a) except for the covenants contained in Section 8.01(a), (b), (d) and (k), Section 8.02, 8.04 and 8.11 and Section 9.07, all other covenants contained in Section 8

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      and Section 9 and the covenants contained in Section 4.02(a) shall be of no further force and effect and no breach of such covenants shall constitute a Default or Event of Default under this Agreement or any other Credit Document;

            (b) the occurrence of any of the events described in Sections 10.04, 10.06, 10.07, 10.08, 10.09 and 10.11 shall, in each case, no longer constitute Events of Default under the Credit Agreement or any other Credit Document;

            (c) the Guaranty shall terminate and be of no further force and effect; and

            (d) the Pledge Agreement shall terminate in accordance with its terms.

            13.21. Limitation on Interest. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, all agreements between the Borrower, the Administrative Agent or any Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Credit Document or otherwise, shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money to be loaned under this Agreement, any Revolving Notes or any other Credit Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Credit Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by Applicable Law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Administrative Agent or any Lender shall ever receive interest under Applicable Law that would exceed the Highest Lawful Rate, such amount that would exceed the Highest Lawful Rate shall be applied to the reduction of the principal amount owing on account of such Lender's Loans or the amounts owing on other obligations of the Borrower to the Administrative Agent or any Lender under any Credit Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Lender's Loans and the amounts owing on other obligations of the Borrower to the Administrative Agent or any Lender under any Credit Document, as the case may be, such excess shall be refunded to the Borrower to the extent required under Applicable Law. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Administrative Agent or any Lender shall, to the fullest extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Credit Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Loan shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal

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      balance of any Loan below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect."

            16. Schedule I to the Credit Agreement is hereby amended by deleting
Schedule I to the Credit Agreement in its entirety and replacing it with
Schedule I attached hereto.

            17. Schedule II to the Credit Agreement is hereby amended by deleting Schedule II to the Credit Agreement in its entirety and replacing it with Schedule II attached hereto.

            18. The Credit Agreement is hereby further amended by inserting new Exhibit J in the form of Exhibit J attached hereto.

            19. The cover page to the Credit Agreement is hereby amended by (i) deleting the text ", AS LEAD ARRANGER AND BOOK RUNNER" immediately following the text "DEUTSCHE BANK SECURITIES INC.", and inserting the text "and CITIGROUP GLOBAL MARKETS INC., AS JOINT LEAD ARRANGERS AND BOOK RUNNERS" in lieu thereof,
(ii) inserting the text "CITIBANK, N.A., as Syndication Agent" immediately below the text "as Administrative Agent and Collateral Agent" and (iii) deleting the amount "$75,000,000" appearing therein and replacing it with the amount "$250,000,000".

II. Amendments to the Pledge Agreement as at the First Amendment Effective Date

            1. Clause (b) of Section 1 to the Pledge Agreement is hereby amended by deleting the definition of "Pledged Bonds" in its entirety and inserting the following definition in lieu thereof:

            ""Pledged Bonds": shall mean the First Mortgage Indenture Bonds Series C, initially authenticated and delivered in the aggregate principal amount of two hundred fifty million dollars ($250,000,000), established in the Third Supplemental Indenture, dated as of September 3, 2004, between the Company and the Trustee."

            2. Section 21 of the Pledge Agreement is hereby amended by inserting the following new text immediately after the text "Letter of Credit" appearing in said Section:

            "which has not been cash collateralized to the reasonable satisfaction of the Lenders in accordance with Section 4.02(d) of the Credit Agreement"

III. Agreements

            1. The parties hereto agree that upon the effectiveness of this First Amendment, each Person set forth on Schedule III hereto (each a "Non-Continuing Lender" and collectively, the "Non-Continuing Lenders") shall no longer constitute a "Lender" under the

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Credit Agreement, except with respect to indemnification provisions applicable to such Non-Continuing Lender under any Credit Document.

            2. Concurrently with the effectiveness of this First Amendment, the Borrower agrees that in connection with the amendment made in Section 15 of
Article I hereof and the agreements made in Section 1 of this Article III and notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower shall take all actions as may be reasonably necessary to ensure that all Lenders (after giving effect to this First Amendment) participate in each Borrowing of Loans outstanding on the First Amendment Effective Date on a pro rata basis including, without limitation, by making such voluntary repayments of outstanding Loans and the incurring such new Loans as necessary to ensure the foregoing (even though as a result thereof Lenders may incur costs of the type described in Section 1.11 which costs shall be for the account of, and paid by, the Lender on the First Amendment Effective Date).

            3. Each of the Parent, Genco GP, Genco LP and Genco Services hereby represents and warrants that, subject to Section 13.20 of the Credit Agreement (after giving effect to this First Amendment), (i) it has full power and authority, and has taken all action necessary, to execute and deliver this First Amendment and to continue the guarantees made by it under the Guaranty (after giving effect to this First Amendment), (ii) it is and shall continue to be on and after the First Amendment Effective Date, bound by the provisions of the Guaranty and each other Credit Document to which it is a party (except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles), (iii) on and after the First Amendment Effective Date, it continues to be a Guarantor for all purposes under the Guaranty and each other Credit Document, (iv) on and after the First Amendment Effective Date, it will continue to obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower, (v) on and after the First Amendment Effective Date and after giving effect to clause (vi) below, the guarantees made by it under the Guaranty remain in full force and effect and (vi) on and after the First Amendment Effective Date all references in the Guaranty and each other Credit Document to the "Credit Agreement" shall be deemed and are references to the Credit Agreement as amended hereby.

            4. The Borrower hereby represents, warrants and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this First Amendment and to continue the pledge and grant of security interests made by it under the Pledge Agreement and each other Security Document (after giving effect to this First Amendment), (ii) subject to Section 13.20 of the Credit Agreement (after giving effect to this First Amendment), it is and shall continue to be on and after the First Amendment Effective Date, bound by the provisions of the Pledge Agreement and each other Credit Document to which it is a party, (iii) on and after the First Amendment Effective Date and after giving effect to clause (iv) below, the Pledge Agreement remains in full force and effect and (iv) on and after the First Amendment Effective Date all references in each Security Document to the "Credit Agreement" shall be deemed and are references to the Credit Agreement as amended hereby.

IV. Miscellaneous

            1. In order to induce the undersigned Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the First Amendment Effective Date both before and after giving effect to this First Amendment, and (y) all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (unless such representations expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date).

            2. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

            3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

            4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            5. This First Amendment shall become effective on the date (the "First Amendment Effective Date") when:

            (A) the Borrower and each Continuing Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent;

            (B) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested same, the appropriate Revolving Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided in the Credit Agreement (after giving effect to this First Amendment);

            (C) the Commitments of each Non-Continuing Lender shall have been terminated and the Obligations due and payable to the Non-Continuing Lenders on the First Amendment Effective Date shall have been paid in full;

            (D) on the First Amendment Effective Date, all reasonable costs, fees and expenses (including, without limitation, the reasonable legal fees and expenses of White & Case LLP) payable to the Lead Arrangers, the Agents and the Lenders shall have been paid in full;

            (E) the Administrative Agent shall have received executed copies of,
(i) the Third Supplemental Indenture, dated September 3, 2004, between the Borrower and the Trustee in the form of Exhibit A hereto (the "Third Supplemental Indenture"), (ii) the Officer's Certificate of Genco GP, dated September 3, 2004, in form of Exhibit B hereto, (iii) the Company Order, dated September 3, 2004, from the Borrower to the Trustee, in the form of Exhibit C hereto, (iv) the opinion of Baker Botts LLP issued to the Trustee in connection with any of the transactions contemplated by this First Amendment and a reliance letter addressed to the Administrative Agent and each of the Lenders in respect of such opinion and (v) any all other documents required under the Indenture;

            (F) the Borrower shall have delivered to the Collateral Agent, the First Mortgage Bond Series C, in the aggregate principal amount of two hundred fifty million dollars;

            (G) the Administrative Agent shall have received legal opinions addressed to each Agent and the Lenders from (i) New York counsel opinion of Baker Botts LLP, (ii) the Deputy General Counsel of CenterPoint Energy and (iii) local counsel opinion of Baker Botts LLP, and, in each case covering matters, reasonably acceptable to the Administrative Agent including, without limitation,
(x) a no-conflicts opinion as to (1) the material Indebtedness for Borrowed Money of any Credit Party which will remain outstanding of the First Amendment Effective Date (if any) and (2) any material contracts of Parent or its subsidiaries, (y) title, perfection and priority of the security interests securing the Bond and (z) and such other matters incidental to the transactions contemplated hereby as the Administrative Agent may reasonably request;

            (H) the Administrative Agent shall have received a certificate, dated the First Amendment Effective Date, and signed on behalf of the Borrower by a Responsible Officer, stating that all conditions in this Section 5 (other than clause (H)) of this First Amendment have been satisfied on such date;

            (I) the Administrative Agent shall have received evidence of the completion of all other recordings and filings of, or with respect to, the Indenture as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to effectively to create a valid and enforceable first priority mortgage Lien (subject to Permitted Liens) and otherwise perfect the security interests purported to be created by the Indenture;

            (J) since December 31, 2003, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect;

            (K) on or prior to the First Amendment Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents (after giving effect to this First Amendment) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which in the reasonable judgment of the Administrative Agent or the Required Lenders restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan, issuance of any Letter of Credit or the consummation of the transactions contemplated by the Credit Documents;

            (L) on the First Amendment Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect; and

            (M) the Administrative Agent shall have received evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Indenture (after giving effect to this First Amendment) have been taken.

            6. From and after the First Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. Except as modified hereunder, the terms, provisions and conditions of the Credit Agreement and the other Credit Documents shall continue in full force and effect.

                                    * * * * *

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

                                        TEXAS GENCO, LP

                                        By:  TEXAS GENCO GP, LLC,
                                             its General Partner

                                        By: /s/ Marc Kilbride
                                            -------------------------------
                                            Name:  Marc Kilbride
                                            Title: V. P. and Treasurer

                                        TEXAS GENCO HOLDINGS, INC.

                                        By: /s/ Marc Kilbride
                                            -------------------------------
                                            Name:  Marc Kilbride
                                            Title: V. P. and Treasurer

                                        TEXAS GENCO GP, LLC

                                        By: /s/ Marc Kilbride
                                            -------------------------------
                                            Name:  Marc Kilbride
                                            Title: V. P. and Treasurer

                                        TEXAS GENCO LP, LLC

                                        By: /s/ Patricia G. Genzel
                                            -------------------------------
                                            Name:  Patricia F. Genzel
                                            Title: Manager and President

                                        TEXAS GENCO SERVICES , LP

                                        By:  TEXAS GENCO GP, LLC,
                                             its General Partner

                                        By: /s/ Marc Kilbride
                                            -------------------------------
                                            Name:  Marc Kilbride
                                            Title: V. P. and Treasurer

                                      DEUTSCHE BANK AG NEW YORK
                                      BRANCH, individually and as
                                      Administrative Agent and Collateral Agent


                                      By: /s/ RICHARD HENSHALL
                                         -------------------------------
                                         Name: Richard Henshall
                                         Title: Director

                                      By: /s/ OLIVER RIEDINGER
                                         -------------------------------
                                         Name: Oliver Riedinger
                                         Title: Vice President

                                      CITIBANK, N.A.

                                      By: /s/ SANDIP SEN
                                         -------------------------------
                                         Name: Sandip Sen
                                         Title: Managing Director

                                      COMPASS BANK

                                      By: /s/ COLLIS SANDERS
                                         -------------------------------
                                         Name: Collis Sanders
                                         Title: Executive Vice President

                                                                      SCHEDULE I
                                   COMMITMENTS

                Lender                                         Commitment
---------------------------------                             ------------
Deutsche Bank AG New York Branch                              $110,000,000
Citibank N.A.                                                 $110,000,000
Compass Bank                                                  $ 30,000,000

            Total:                                            $250,000,000
                                                              ============

                                                                     SCHEDULE II

                                LENDER ADDRESSES

DEUTSCHE BANK AG NEW YORK BRANCH
60 Wall Street
New York, NY 10005-2858
Telephone: (212) 250-3968
Facsimile: (212) 797-4346
Attention: Richard Henshall

CITIBANK, N.A.
2 Penns Way, Suite 110
New Castle, DE 19720
Telephone: (302) 894-6084
Facsimile: (212) 994-0847
Attention: Karen Riley

COMPASS BANK

24 Greenway Plaza, Suite 1400
Houston, TX 77046
Telephone: (713) 968-8234
Facsimile: (713) 968-8211
Attention: Collis Sanders

                                                                    SCHEDULE III

                             NON-CONTINUING LENDERS

Bank of America, N.A.

Credit Suisse First Boston

JPMorgan Chase Bank

Wachovia Bank, National Association